Exhibit 99.1

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.
ITEM 1. TO CONSIDER AND VOTE ON THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF NOVEMBER 24, 2008, BY AND AMONG LEXINGTON REALTY TRUST AND THE LEXINGTON MASTER LIMITED PARTNERSHIP, A COPY OF WHICH IS ATTACHED AS ANNEX A TO THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER OF THE LEXINGTON MASTER LIMITED PARTNERSHIP WITH AND INTO LEXINGTON REALTY TRUST.

FOR	AGAINST	ABSTAIN

☐	☐	☐
ITEM 2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, INCLUDING ANY ADJOURNMENT OR POSTPONEMENT THEROF.

FOR	AGAINST	ABSTAIN

☐	☐	☐

SEE REVERSE SIDE

Signature:	Signature:	Date:
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone proxy authorization is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www. proxyvoting.com/lxp
Use the Internet to vote your
proxy. Have your proxy card in
hand when you access the web site.

OR

Telephone
1-866-540-5760
Use any touch-tone telephone to
vote your proxy. Have the
Partnership’s proxy card in
hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To authorize your proxy to vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF LEX GP-1 TRUST, THE GENERAL PARTNER OF
THE LEXINGTON MASTER LIMITED PARTNERSHIP
The undersigned limited partner of The Lexington Master Limited Partnership hereby appoints Patrick Carroll and Joseph S. Bonventre, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the units of limited partner interests in The Lexington Master Limited Partnership which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Limited Partners of The Lexington Master Limited Partnership to be held at the New York offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022 at 10:00 a.m. Eastern time on Monday, December 29, 2008, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Special Meeting.
The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Limited Partners and of the accompanying proxy statement/prospectus, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.
(Continued and to be marked, dated and signed, on the other side)